Exhibit 99.1

LA JOLLA PHARMACEUTICAL COMPANY PRESENTS AT
NATIONAL AUTOIMMUNE DISEASE CONFERENCE

SAN DIEGO, March 29, 2006 — La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced that Andrew Wiseman, Ph.D., Senior Director of Business Development and Investor Relations of La Jolla Pharmaceutical Company, is today presenting a talk entitled “The challenges of drug development for autoimmune disease” at the National Autoimmune Diseases Conference in Washington, D.C.

The conference, sponsored by the Autoimmune Diseases Association, includes presentations from specialists and researchers in autoimmune disease and a keynote address by former Secretary of Health & Human Services, Tommy Thompson. Dr. Wiseman’s presentation is part of a research forum on autoimmune disease.

“Approximately 50 million people in the United States, or one in five Americans, suffer from autoimmune diseases,” said Virginia Ladd, President of the Autoimmune Diseases Association. “Up to 75 percent of those affected – some 30 million people – are women. The disparate impact on women is especially evident in systemic lupus erythematosus, a chronic, potentially life-threatening autoimmune disease, where 90 percent of the patients are women. We are encouraged that La Jolla Pharmaceutical Company is developing Riquent®, the first drug candidate designed specifically to treat lupus renal disease.”

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people around the world. The Company is developing Riquent for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

The forward-looking statements in this press release and during the presentation involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. The analyses of clinical results of Riquent®, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus (“lupus”), and any other drug candidate that we may develop, including the results of any trials or models that are ongoing or that we may initiate in the future, could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to its secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. The results from our clinical trials of Riquent, including the results of any trials that are ongoing or that we may initiate in the future, may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There can be no assurance, however, that we will have the necessary resources to complete any current or future trials or that any such trials will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our SSAO inhibitor program is at a very early stage of development and involves comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date in our clinical trials or animal models may not be indicative of future results. In any event, regulatory authorities may require clinical trials in addition to our current clinical trial, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; our ability to pass all necessary regulatory inspections; the availability of sufficient financial resources; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2005 and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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